Exhibit 10.2

**WRITTEN CONSENT TO ACTION
OF THE
BOARD OF DIRECTORS
OF
SBS INTERACTIVE CO.,
(a Florida Corporation)**

The undersigned, constituting all of the members of the Board of Directors of SBS Interactive Co., a Florida Corporation (the "Corporation"), acting pursuant to the authority granted by Section 607.0821 of the Florida Business Corporation Act, do hereby adopt the following resolutions by written consent as of March 10, 2005:

APPROVAL OF COMMON STOCK PURCHASE AGREEMENT AND WARRANT TO RP CAPITAL LLC

WHEREAS, there has been presented to the Board of Directors of the Corporation a proposed Common Stock Purchase Agreement (the "Purchase Agreement"), in the form attached hereto as Exhibit A, by and between the Corporation and RP Capital LLC, ("Purchaser"), providing for the purchase by Purchaser of 50,000 shares of the Corporation's common stock (the "Common Stock") at a price per share of $0.40; and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, the issuance of a warrant to purchase 100,000 shares of the Corporation's Common Stock, in the form attached hereto as Exhibit B (the "Warrant"), at an exercise price of $1.00 per share for half the shares underlying the Warrant and an exercise price of $1.25 per share for the remaining shares underlying the Warrant; and

WHEREAS, the Board has reviewed that certain letter dated March 10, 2005, a copy of which is attached hereto as Exhibit C (the "Conflict Waiver"), disclosing the common ownership of RP Capital LLC and Richardson & Patel LLP, and advising of certain potential conflicts of interest arising from the common ownership and purchase of stock by RP Capital LLC.

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and Todd Gotlieb and Sam Ash (collectively, the "Authorized Officers") are authorized to execute and deliver the Purchase Agreement and the Warrant, and any other agreements or documents contemplated thereby, with such amendments, changes, additions and deletions as the Authorized Officers may deem

to be appropriate and approve on behalf of the Corporation, such approval to be conclusively evidenced by the signature of the Authorized Officers thereon; and

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement and hereby authorizes and approves the issuance of 50,000 shares of the Corporation's Common Stock to RP Capital LLC; and

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Warrant; and

FURTHER RESOLVED, that the Conflict Waiver is hereby acknowledged and approved in its entirety; and

FURTHER RESOLVED, that the officers of this Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of this Corporation, to take such further action and to execute and deliver all other documents and to effect all such other filings or registrations which the officer or officers acting shall determine are necessary or proper to effect the action authorized by these resolutions.

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of March 10, 2005.

Todd B. Gotlieb

Sam Ash

RICHARDSON & PATEL LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Telephone (310) 208-1182
Facsimile (310) 208-1154

March 10, 2005

VIA EMAIL

Mr. Todd Gotlieb
Chief Executive Officer
SBS Interactive Co.
200 Viceroy Road, Unit 5
Concord, Ontario L4K 3N8

Re: Conflict of Interest Relating to Investment in SBS Interactive Co. by RP Capital LLC
Our File No.: 1742-001

Dear Todd:

As the President of SBS Interactive Co. (the "Company") you have retained Richardson & Patel LLP (the "Firm") to perform legal services for the Company. The Firm has performed legal services in connection with the Company's proposed financing with RP Capital LLC. Erick Richardson and Nimish Patel are owners of the Firm and RP Capital LLC.

The issuance of the Company's common stock to RP Capital LLC creates potential conflicts of interest between the Firm and the Company. The purpose of this letter is to disclose to the Company, generally, where such conflicts might arise, and to obtain a waiver from the Company of any such conflict if such a waiver is in the Company's best interests.

Rule 3-310(B) of the Rules of Professional Conduct of the State Bar of California provides in pertinent part:

(B) A member shall not accept or continue representation of a client without providing written disclosure to the client where: . . .

(4) The member has or had a legal, business, financial, or professional interest in the subject matter of the representation.

RP Capital LLC is an owner of common stock in the Company, and is purchasing additional stock in the Company and, as such, has and will have a financial interest in the Company. As a shareholder, RP Capital LLC will be entitled to vote on matters put before the

Mr. Todd Gotlieb
SBS Interactive Co.
March 10, 2005
Page 2

shareholders, and may or may not vote in accordance with management's recommendations. Also, RP Capital LLC may sell their common stock in the marketplace at inopportune times, which may have the effect of driving the stock price down. Furthermore, there is a risk that the Firm may advise the Company's management in a manner biased to further the financial interests of RP Capital LLC rather than the best interests of the Company, such as, for example, matters that might affect the short-term market price of the common stock, rather than long-term success of the Company.

We urge you to seek the advice of independent legal counsel of your choice to discuss these matters. Once you have done so, after taking the foregoing information into consideration, if the Company wants the Firm to continue to provide legal representation, we request that the Company sign and return to us a copy of this letter to confirm the following: (i) that the Company understands that its interests may be adverse to and conflict with the interests of the Firm, understands the nature and possible consequences of these conflicts, and has had the opportunity to ask questions relative to these conflicts before executing this letter; (ii) that the Company has been advised that it should obtain separate independent legal counsel of its choice to represent its interests; and (iii) that the Company waives any potential conflicts of interest with respect to the Firm's representation of it in these matters.

We want to stress that the Company remains free to seek independent counsel at any time, even if it decides to sign the consent set forth below, and we strongly recommend such advice be obtained. Should you have any questions about this letter or the consent, please discuss them with us, and/or with independent counsel of your choice, before signing and returning the enclosed copy of this letter.

Very truly yours,

RICHARDSON & PATEL LLP

By: /s/ ____________________
Addison Adams

cc: Erick Richardson, Esq.
Nimish Patel, Esq.

Mr. Todd Gotlieb
SBS Interactive Co.
March 10, 2005
Page 3

ACKNOWLEDGMENT AND CONSENT

The undersigned acknowledges that he has read this letter on behalf of the Company, confirms his understanding of the information included in this letter, and agrees, on behalf of the Company, to waive the conflict of interest and to continue to have the Firm render legal services on the Company's behalf.

Dated: March 23 2005

SBS Interactive Co.

By: [signature]
Todd Gotlieb, President